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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 3, 1999


                         WATERFORD GAMING FINANCE CORP.

             (Exact name of Registrant as specified in its charter)

   Delaware                      333-17795-01                06-1485836
  -------------                  ------------             ----------------
 (State or other               (Commission file           (I.R.S. employer
 jurisdiction of                number)                    identification
 incorporation or                                          number)
 organization)

 914 Hartford Turnpike
     P.O. Box 715
     Waterford, CT                                           06385
 ---------------------------------------                  -----------
 (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code: (860)442-4559

Item 5.

     On March 3, 1999, the Mohegan Tribal Gaming Authority (the "Authority") completed the refinancing (the "Refinancing") of its 13 1/2% Senior Secured Notes due 2002. Pursuant to Article 10 of the Development Services Agreement between the Authority and Trading Cove Associates ("TCA"), in which Waterford Gaming, L.L.C., Waterford Gaming Finance Corp.'s parent, has a fifty percent partnership interest, the Development Services Agreement shall become effective on the first day of the first calendar month following the later of (a) the date the Authority receives certain regulatory approvals or (b) the completion of the Refinancing. Pursuant to Article 3 of the Relinquishment Agreement between the Authority and TCA, the Relinquishment Agreement shall become effective on the later of (a) the date the Authority receives certain regulatory approvals or (b) the date the Authority completes its Refinancing. The Authority has received all the regulatory approvals contemplated by the Development Services Agreement and the Relinquishment Agreement. The Development Services Agreement will therefore become effective on April 1, 1999, and the Relinquishment Agreement became effective on March 3, 1999.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WATERFORD GAMING FINANCE CORP.

Date: March 11, 1999                   By:/s/Len Wolman
                                          Len Wolman, Chief Executive Officer